Exhibit 11


                 COMPUTATION OF NET LOSS PER COMMON SHARE


A. Primary: See the Condensed Consolidated Statements of Operations in Item 1.

B. Full Dilution: The weighted average number of common shares outstanding was adjusted for the net effects of the exercise of stock options and warrants and the conversion of convertible debt and preferred stock.

                                          Three months ended September 30,
                                               1997              1996

Net loss                                   $(29,374,688)    $ (6,492,025)
Less accumulated preferred dividends            552,319        1,131,307
                                           ------------     ------------
     Net loss to common shareholders
       per primary computation             $(29,927,007)    $ (7,623,332)

Add back accumulated preferred
  dividends                                     552,319        1,131,307

Add interest expense on convertible
  debt                                          649,989             --
                                           ------------     ------------
     Net loss to common shareholders
       assuming full dilution              $(28,724,699)    $ (6,492,025)
                                           ============     ============

Average common and common equivalent
  shares:

Average common shares outstanding
  per primary computation                     7,212,511        4,624,411
Assuming conversion of preferred stock        3,140,282             --
Assuming conversion of convertible debt       3,042,355             --
Assuming exercise of stock options            1,668,204          377,462
Assuming exercise of stock warrants           1,725,246             --

Average common and anti-dilutive common
  equivalent shares as adjusted
                                           ------------     ------------
                                             16,788,598        5,001,873
                                           ============     ============

Net loss per common share assuming
  full dilution                            $      (1.71)    $      (1.30)
                                           ============     ============


This calculation is submitted in accordance with Regulation S-K item 601(b)(11) of the Securities Exchange Act of 1934, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.




                 COMPUTATION OF NET LOSS PER COMMON SHARE


A. Primary: See the Condensed Consolidated Statements of Operations in Item 1.

B. Full Dilution: The weighted average number of common shares outstanding was adjusted for the net effects of the exercise of stock options and warrants and the conversion of convertible debt and preferred stock.

                                           Nine months ended September 30,
                                                1997              1996

Net loss                                   $(73,637,428)    $ (7,219,144)
Less accumulated preferred dividends          1,012,445        3,465,976
                                           ------------     ------------
     Net loss to common shareholders       $(74,649,873)    $(10,685,120)

Add back accumulated preferred
  dividends                                   1,012,445        3,465,976

Add interest expense on convertible
  debt                                        1,921,977             --
                                           ------------     ------------
     Net loss to common shareholders
       assuming full dilution              $(71,715,451)    $ (7,219,144)
                                           ============     ============

Average common and common equivalent
  shares:

Average common shares outstanding
  per primary computation                     7,212,511        4,384,993
Assuming conversion of preferred stock        1,534,814             --
Assuming conversion of convertible debt       2,805,078             --
Assuming exercise of stock options            1,411,972          237,648
Assuming exercise of stock warrants             988,456             --

Average common and anti-dilutive common
  equivalent shares as adjusted
                                           ------------     ------------
                                             13,952,831        4,622,641
                                           ============     ============

Net loss per common share assuming
  full dilution                            $      (5.14)    $      (1.56)
                                           ============     ============


This calculation is submitted in accordance with Regulation S-K item 601(b)(11) of the Securities Exchange Act of 1934, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.